Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

of Hungarian Telephone and Cable Corp.:

We hereby consent to the incorporation by reference in the Registration Statements No. 333-29885, 333-81813, 333-54688 and 333-115871 on Form S-8 of Hungarian Telephone and Cable Corp. of our report dated February 29, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers Kft.

Budapest, Hungary

February 29, 2008